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Exhibit 10.10

OPEN-END MORTGAGE, ASSIGNMENT OF RENTS,
SECURITY AGREEMENT AND FIXTURE FILING

(MAXIMUM PRINCIPAL INDEBTEDNESS NOT
TO EXCEED $50,000,000.00)

MADE BY

SCIOTO DOWNS, INC.

as Mortgagor

to

WELLS FARGO BANK, NATIONAL ASSOCIATION, AGENT BANK

as Mortgagee

Dated as of August 5, 2003

OPEN-END MORTGAGE, ASSIGNMENT OF RENTS,
SECURITY AGREEMENT AND FIXTURE FILING
(SDI)

  NOTICE: THIS MORTGAGE SECURES CREDIT IN THE INITIAL MAXIMUM PRINCIPAL AMOUNT OF FIFTY MILLION DOLLARS ($50,000,000.00), TOGETHER WITH: (i) INTEREST ON THE OUTSTANDING PORTION OF SAID PRINCIPAL AMOUNT; AND (ii) OTHER AMOUNTS DESCRIBED HEREIN. THE OBLIGATIONS SECURED HEREBY INCLUDE REVOLVING CREDIT OBLIGATIONS, WHICH PERMIT BORROWING, REPAYMENT AND REBORROWING, ALL SUBJECT TO THE TERMS AND CONDITIONS OF THE CREDIT AGREEMENT AND THE NOTES THAT ARE REFERRED TO HEREIN. INTEREST ON OBLIGATIONS SECURED HEREBY ACCRUES AT RATES THAT MAY FLUCTUATE FROM TIME TO TIME.

        THIS OPEN-END MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (SDI) (the "Mortgage") is made as of the            day of August, 2003 by and between SCIOTO DOWNS, INC., an Ohio corporation, the successor by merger to RACING ACQUISITION, INC., an Ohio corporation, as mortgagor and debtor (hereinafter referred to as "Mortgagor"), whose address is 6000 South High Street, P.O. Box 7823, Columbus, Ohio 43207, and WELLS FARGO BANK, National Association, as Agent Bank on behalf of the Lenders, the Swingline Lender and the L/C Issuer, all of which are defined and described in the Credit Agreement referred to below, as secured party (together with its successors and assigns, in such capacity, hereinafter referred to as "Mortgagee"), whose address is 3800 Howard Hughes Parkway, Las Vegas, Nevada 89109.

W  I  T  N  E  S  S  E  T  H:

        A. Mortgagor hereby irrevocably and unconditionally grants, bargains, sells, transfers, conveys, mortgages, assigns and warrants the following described real property and related collateral to Mortgagee, with power of sale and with right of entry and possession, upon the covenants and agreements herein expressed:

DESCRIPTION OF COLLATERAL

        That certain real property situate in Franklin County, State of Ohio, that is more particularly described on that certain exhibit marked Exhibit "A" affixed hereto and by this reference incorporated herein and made a part hereof (the "Land"), together with and including, without limitation:

          (a)   All right, title and interest of Mortgagor whether now owned or hereafter acquired, in or to any real property lying within the right of way of any street, open or proposed, which adjoins any of said Land and any and all sidewalks, bridges, elevated walkways, tunnels, alleys, strips and gores of real property adjacent to, connecting or used in connection with any of said Land (collectively, the "Adjacent Property");

          (b)   All buildings, structures and all other improvements and fixtures that are, or that may be hereafter erected or placed on, or in, the Land and all right, title and interest of Mortgagor which is now owned or hereafter acquired, in or to, all buildings, structures and all other improvements and fixtures that are, or that may be hereafter, erected or placed on, or in, any of the Adjacent Property (collectively, the "Improvements");

          (c)   All water rights and conditional water rights that are now, or may hereafter be, appurtenant to, used in connection with or intended for use in connection with the Land, the Adjacent Property and/or the Improvements, including, without limitation: (i) ditch, well, pipeline, spring and reservoir rights, whether or not adjudicated or evidenced by any well or other permit; (ii) all rights with respect to groundwater underlying the Land or the Adjacent Property; and (iii) any permit to construct any water well, water from which is intended to be used in connection with the Land or the Adjacent Property; (collectively, the "Water Rights", and together with the Land, the Adjacent Property and the Improvements, the "Real Estate");

          (d)   All present and future interest of Mortgagor as lessor, sublessor, licensor, concessionor, franchisor, Mortgagor, or similar party to any lease, sublease, license, concession, franchise and other use or occupancy agreement now or hereafter relating to any of the Real Estate and all renewals, extensions, amendments, restatements and other modifications thereof (collectively, the "Occupancy Agreements");

          (e)   All present and future rents, issues, products, earnings, revenues, payments, profits, royalties and other proceeds and income of the Real Estate, and of any activities conducted thereon or in connection therewith, regardless of whether such proceeds or income accrue by virtue of the Occupancy Agreements, or otherwise (collectively, the "Rents"), subject, however, to the absolute assignment given to Mortgagee in Section 9 hereof entitled Assignment of Rents, and to which Section this grant is subject and subordinate;

          (f)    All right, title and interest of Mortgagor, whether now owned or hereafter acquired, in, or to, any and all present and future awards or payments, including without limitation, interest on them, and the right to receive them, which may be made with respect to the Real Estate, the Occupancy Agreements, and/or the Rents as a result of: (i) the exercise of the right of eminent domain; (ii) the alteration of the grade of any street; (iii) any loss of or damage to any building or other improvement included in the Real Estate; (iv) any other injury to or decrease in the value of the Real Estate, the Occupancy Agreements, and/or the Rents (including, without limitation, proceeds of any policy of insurance); and (v) any refund due on account of the payment of real estate taxes, assessments or other charges levied against or imposed upon the Real Estate, the Occupancy Agreements, and/or the Rents (collectively, the "Awards");

          (g)   All development rights, governmental or quasi-governmental licenses, permits or approvals, zoning rights and other similar rights or interests which relate to the development, use or operation of, or that benefit or are appurtenant to, any portion of the Real Estate (collectively, the "Entitlements");

          (h)   All and singular the tenements, easements, hereditaments and appurtenances now, or hereafter, belonging to or in any wise appertaining to the Real Estate, the Rents, the Awards, the Entitlements and the reversion and reversions, remainder and remainders thereof and all the estate, right, title, interest or other claim which Mortgagor now has or hereafter may acquire of, in and to the Real Estate, the Occupancy Agreements, the Rents, the Awards, the Entitlements and/or any part thereof, with the appurtenances thereto (collectively, the "Other Interests"); and

          (i)    All right, title and interest of Mortgagor, whether now owned, or hereafter acquired, in or to, the Personal Property which is referred to below.

The Real Estate, the Occupancy Agreements, the Rents, the Awards, the Entitlements and the Other Interests are hereinafter collectively referred to as the "Real Property"; and

        B. Mortgagor grants a security interest to Mortgagee in the following described collateral, which Mortgagor now has or may hereafter acquire, pursuant to applicable provisions of the Commercial Code (which is defined by Section 28 below):

DESCRIPTION OF COLLATERAL

        All right, title and interest of Mortgagor, which is now owned, or hereafter acquired, in or to, any of the following described personal property, whether now existing or hereafter coming into existence (collectively, the "Personal Property"):

          (a)   All present and future: (i) accounts; (ii) chattel paper; (iii) commercial tort claims; (iv) deposit accounts; (v) documents; (vi) equipment, inventory and other goods of any kind or nature; (vii) instruments; (viii) investment property; (ix) letter of credit rights; (x) money;

  (xi) general intangibles; and (xii) proceeds of any of the foregoing; all as defined by Article 9 of the Commercial Code;

          (b)   All present and future chattels, furniture, furnishings, machinery, tools, apparatus, fixtures, building materials, building contents and building components, all of every kind and nature, and all other tangible personal property: (i) which is used in connection with, situate in or on, affixed to, or incorporated into any portion of the Real Property; (ii) which is used in connection with, situate in or on, affixed to, or incorporated into, any building, structure or other improvement that is now or that may be hereafter constructed on or under the Real Property; and/or (iii) in which Mortgagor otherwise has or acquires an interest; all including, without limitation: (aa) all lumber, bricks, cement, masonry, steel, doors, windows, fasteners, nails, bolts, scaffolding, tools, construction supplies, construction equipment and all other building materials, supplies and equipment of any kind or nature; (bb) all air conditioning, heating, electrical, lighting, fire fighting and fire prevention, plumbing, food and beverage preparation, laundry, security, sound, signaling, telephone, television, entertainment stage, window washing, irrigation, storage, shop, landscaping, and other equipment and fixtures, of whatever kind or nature, consisting of, without limitation, air conditioners, compressors, fans, duct work, thermostats, furnaces, boilers, radiators, burners, wiring, conduits, cables, generators, transformers, switching gear, lighting fixtures, sprinkler systems and other fire extinguishing equipment, fire alarms and other fire detection equipment, piping, pumps, valves, sinks, toilets, tubs, motors, carts, elevators and other lifts, ovens, refrigerators, dishwashers and dishwashing equipment, fabric washing and drying equipment, lock and key systems, surveillance and entry detection systems, speakers, intercoms and public address systems, hardware, shelving, maintenance and repair equipment and all other similar items; (cc) all furniture, furnishings, wall coverings, floor coverings, window coverings, artwork and decorative items including, without limitation, casino, guest room, bathroom, lobby, bar, restaurant, storage, retail, meeting, convention, leisure, recreation, office, administrative and other furniture, furnishings, wall coverings, floor coverings, window coverings, artwork and decorative items; (dd) all hotel equipment and supplies, including without limitation, televisions, radios, telephones, linen, bedding, amenities, carts, recreational equipment, leisure equipment and all other equipment and supplies utilized in the occupation or renting of hotel guest rooms and public areas; (ee) all bar and restaurant equipment and supplies, including, without limitation, kitchen and bar appliances, pots, pans, plates, dishes, cups, glasses, serving utensils, cooking utensils and all other equipment and supplies used in the operation of bars and/or restaurants; (ff) all equipment and supplies utilized in the operation of a racetrack business; (gg) all cabaret, stage and entertainment equipment and supplies including, without limitation, stage equipment, sets, spotlights, sound equipment, musical instruments and other equipment and supplies utilized in the operation of stage and cabaret shows and other entertainment productions; (hh) all office and administrative equipment and supplies including, without limitation, office appliances, filing cabinets, computers, peripheral computer equipment and other data processing and storage equipment, stationery and other office supply items, and other office and administrative equipment and supplies; (ii) all equipment and supplies utilized in the operation of a golf course; (jj) all indoor and outdoor pool and recreational equipment and supplies; (kk) all tools and other maintenance and repair equipment; (ll) all landscaping equipment and supplies; and (mm) all equipment and supplies utilized in connection with any other activity engaged in by Mortgagor;

          (c)   All present and future supplies, stock in trade, product components and raw materials which are used in connection with, or in the conduct of, the business of Mortgagor or in which Mortgagor has or acquires an interest, including, without limitation: (i) tangible property held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts or documents of title relating to any of the foregoing; (ii) all food stuffs, beverages, prepared food and other similar items; and (iii) all hotel amenities, cleaning supplies, office supplies, consumables and similar items;

          (d)   All present and future movable tangible property, which is not otherwise set forth herein, and which is used in connection with, or in the conduct of, the business of Mortgagor or in which Mortgagor has or acquires an interest;

          (e)   All present and future accounts receivable, rentals, deposits, rights to payment, negotiable instruments, writings evidencing a right to payment and/or a security interest, documents of title, guaranties, undertakings, surety bonds, insurance policies and notes and drafts which are owned, or used in connection with, or in the conduct of, the business of Mortgagor, or in which Mortgagor has or acquires an interest, however created or arising;

          (f)    All present and future contracts, or agreements and all other present and future entitlements which are owned, or used in connection with, or in the conduct of, the business of Mortgagor, or in which Mortgagor has or acquires an interest, including, without limitation: (aa) all leases and purchase contracts for equipment, furniture and/or fixtures of any kind and character relating to the Real Property and the businesses conducted thereon; and (bb) all goodwill, choses in action, trade secrets, customer lists, trademarks, trade names and service marks, patents, copyrights, technology, software, processes, and proprietary information which are owned, or used in connection with, or in the conduct of, the business of Mortgagor, or in which Mortgagor has or acquires an interest (including, without limitation, the trade names of "Scioto Downs," "Brown Jug" and/or any derivation thereof including any and all state and federal registrations thereof);

          (g)   All present and future depository accounts which are owned, or used in connection with, or in the conduct of, the business of Mortgagor, or in which Mortgagor has or acquires an interest including, without limitation, any demand, time, savings, passbook or like account maintained with any bank, savings and loan association, credit union or like organization, and all money, cash and cash equivalents of Mortgagor, whether or not deposited in any such deposit account;

          (h)   All present and future revenues, receipts, profits, payments and income of any nature whatsoever, in which Mortgagor now owns or hereafter acquires an interest, regardless of whether such items are derived from or received with respect to hotel rooms, banquet facilities, convention facilities, retail premises, bars, restaurants, racetrack operations, or any other facilities on the Real Property and regardless of whether such items are derived from any other source;

          (i)    All present and future information, books, records, computer hardware, computer peripheral equipment, software and computer systems which are owned, or used in connection with, or in the conduct of, the business of Mortgagor, or in which Mortgagor has or acquires an interest including, without limitation: (aa) books of account and ledgers of every kind and nature, all electronically recorded data relating to Mortgagor or any of its businesses, all receptacles and containers for such records, and all files and correspondence; (bb) all player tracking, racetrack and customer monitoring information, software, computers, equipment and systems; (cc) all other hotel, racetrack, bar, restaurant and hospitality information, software, computers, equipment and systems; and (dd) all licenses, contracts, leases and other agreements and entitlements relating to any such items;

          (j)    All present and future stocks, bonds, debentures, certificated and uncertificated securities, subscription rights, options, warrants, puts, calls, certificates, partnership interests, joint venture interests, investments, security accounts, commodity accounts, and/or brokerage accounts which are owned, or used in connection with, or in the conduct of, the business of Mortgagor, or in which Mortgagor has or acquires an interest and all rights, preferences, privileges, dividends, distributions, redemption payments, or liquidation payments with respect thereto;

          (k)   All right, title and interest of Mortgagor in and to all leases, licenses, concessions, or similar agreements whether or not specifically herein described which now or may hereafter pertain to the Real Property and all amendments to the same, including, but not limited to the following: (aa) all payments due and to become due under such agreements, whether as rent, damages, insurance payments, condemnation awards, or otherwise; (bb) all claims, rights, powers, privileges and remedies under such agreements; and (cc) all rights of Mortgagor under such leases to exercise any election or option, or to give or receive any notice, consent, waiver or approval, or to accept any surrender of the premises or any part thereof, together with full power and authority in the name of Mortgagor or otherwise, to demand and receive, enforce, collect, or receipt for any or all of the foregoing, to endorse or execute any checks or any instruments or orders, to file any claims or to take any action which Mortgagee may deem necessary or advisable in connection therewith;

          (l)    All plans, specifications, soil reports, engineering reports, land planning maps, surveys, and any other reports, exhibits or plans used or to be used in connection with the construction, planning, operation or maintenance of the Real Property, together with all amendments and modifications thereof;

          (m)  The Water Rights;

          (n)   The Awards;

          (o)   The Entitlements;

          (p)   All other tangible and intangible property of Mortgagor;

          (q)   All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

          (r)   All rights, remedies, powers and/or privileges of Mortgagor with respect to any of the foregoing; and

          (s)   Any and all proceeds, products, rents, income and profits of any of the foregoing, including, without limitation, all money, entitlements, rights to payment and any other tangible or intangible property received upon the sale or disposition of any of the foregoing.

          SUBJECT, HOWEVER, to the following:

            (i)    The right of Mortgagor to sell or otherwise dispose of Personal Property in the ordinary course of business, free and clear of the lien hereof, provided, and to the extent, that such sale or other disposition is permitted under the terms of the Credit Agreement (which is referred to below); and

            (ii)   As to the fixtures and equipment covered hereby, the leases and/or purchase money security interests pursuant to which Mortgagor has acquired an interest in such fixtures and equipment provided, and to the extent, that such leases and/or purchase money security interests are permitted under the terms of the Credit Agreement.

        The Real Property and the Personal Property described hereinabove are hereinafter collectively referred to as the "Property." The parties intend for this Mortgage to create a lien on and security interest in the Property, and, as provided in Section 9 hereof entitled Assignment of Rents, an absolute assignment of the Rents, all in favor of Mortgagee. To the extent any of said Property and/or Rents are not encumbered by a perfected lien or security interest created above, and are not absolutely assigned by the assignment set forth in Section 9 below, it is the intention of the parties that such Property and/or Rents shall constitute "proceeds, product, offspring, rents or profits" (as defined in and for the purposes of Section 552(b) of the United States Bankruptcy Code, as such section may be modified or supplemented) of the Real Property and/or "fees, charges, accounts, or other payments for the use or occupancy of rooms and other public facilities in. . . lodging properties," as applicable (as such terms are defined in and for the purpose of Section 552(b) of the United States Bankruptcy Code, as such Section may be modified or supplemented).

FOR THE PURPOSE OF SECURING:

        A. Payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a)), of: (i) the principal sum which is, at any time, advanced and unpaid under the Credit Facility (as defined in the Credit Agreement, referred to below), not to exceed Fifty Million Dollars ($50,000,000.00) at any one time, all on a revolving line of credit basis; (ii) interest and other charges accrued on said principal sum, or accrued on interest and other charges then outstanding under the Credit Facility (all including, without limitation, interest and other charges that, but for the filing of a petition in bankruptcy with respect to any of the Borrowers (referred to below) would accrue on such obligations); and (iii) any other obligations of Borrowers, or any or them, under the RLC Note referred to below; all according to the terms of a Revolving Credit Note dated March 28, 2003 which: (aa) is made by the Original Borrowers (referred to below); (bb) has been assumed by Mortgagor, on a joint and several basis with the Original Borrowers, pursuant to an Assumption and Consent Agreement dated concurrently, or substantially concurrent, herewith, executed by Mortgagor and Mortgagee (the "Assumption Agreement"); (cc) is payable to the order of Mortgagee according to the tenor and effect of said Revolving Credit Note; and (dd) has a maturity date of April 1, 2008, subject to Mortgagee's right to accelerate the makers' obligations thereunder pursuant to Mortgagee's rights and remedies under the Loan Documents (which are defined in the Credit Agreement); and all renewals, extensions, amendments, restatements, replacements, substitutions and other modifications of said Revolving Credit Note (hereinafter collectively referred to as the "RLC Note").

        B. Payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), of: (i) the principal sum which is, at any time, advanced and unpaid under the Swingline Facility (as defined in the Credit Agreement), not to exceed Ten Million Dollars ($10,000,000.00) at any one time, all on a revolving line of credit basis; (ii) interest and other charges accrued on said principal sum, or accrued on interest and other charges then outstanding under the Swingline Facility (all including, without limitation, interest and other charges that, but for the filing of a petition in bankruptcy with respect to Borrowers, or any of them, would accrue on such obligations); and (iii) any other obligations of Borrowers, or any of them, under the S/L Note referred to below; all according to the terms of a Swingline Note dated March 28, 2003 which: (aa) is made by the Original Borrowers; (bb) has been assumed by Mortgagor, on a joint and several basis with the Original Borrowers, pursuant to the Assumption Agreement; (cc) is payable to the order of the Swingline Lender (referred to below) according to the tenor and effect of said Swingline Note; and (dd) has a maturity date of March 22, 2008, subject to Mortgagee's right to accelerate the makers' obligations thereunder pursuant to Mortgagee's rights and remedies under the Loan Documents; and all renewals, extensions, amendments, restatements, replacements, substitutions and other modifications thereof (hereinafter referred to as the "S/L Note"). The RLC Note and S/L Note are collectively referred to herein as the "Notes."

        C. Payment and performance of every obligation, covenant, promise and agreement of Borrowers, to: (i) reimburse the L/C Issuer (which is referred to below) for amounts disbursed under any letter of credit issued pursuant to the L/C Facility (as defined in the Credit Agreement); and (ii) pay any amounts required under any instrument executed by any of the Borrowers in connection with the issuance of any letter of credit under the L/C Facility.

        D. Payment and performance of every obligation, covenant, promise and agreement of Mortgagor herein contained or incorporated herein by reference (other than obligations which Mortgagor may have under Section 2 hereof to make payment or perform under the Environmental Certificate which is defined by Section 31 below), including, without limitation, reimbursement of any sums paid or advanced by Mortgagee or any of the Banks (which are defined below) pursuant to the terms hereof.

        E. Payment of the expenses and costs incurred or paid by Mortgagee or any of the Banks in the preservation and enforcement of the rights and remedies of Mortgagee and the duties and liabilities of Mortgagor hereunder, including, but not by way of limitation, reasonable attorney's fees, court costs, witness fees, expert witness fees, collection costs, foreclosures costs, and reasonable costs and expenses paid by Mortgagee or any of the Banks in performing for the account of Mortgagor any obligation of said Mortgagor.

        F. Payment of any sums which may hereafter be owing by Borrowers, or any of them, to any of the Banks or any of their affiliates, under the terms of any interest rate swap agreement, interest rate cap agreement, basis swap agreement, forward rate agreement, interest collar agreement or interest floor agreement to which Borrowers, or any of them, may be a party, or under any other agreement or arrangement to which Borrowers, or any of them, may be a party, which in each case is designed to protect Borrowers, or any of them, as the case may be, against fluctuations in interest rates or currency exchange rates with respect to any other indebtedness secured by the Mortgage.

        G. Payment and performance of all future advances and other obligations that Mortgagor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Mortgagee, when a writing evidences the parties' agreement that the advance or obligation be secured by this Mortgage.

        H. Performance and payment of every obligation, warranty, representation, covenant, agreement and promise of Borrowers, or any of them, contained in, or established by, that certain Third Amended and Restated Credit Agreement dated March 28, 2003 (the "Original Credit Agreement") executed by and among MOUNTAINEER PARK, INC., a West Virginia corporation, MTR GAMING GROUP, INC., a Delaware corporation, SPEAKEASY GAMING OF LAS VEGAS, INC., a Nevada corporation, SPEAKEASY GAMING OF RENO, INC., a Nevada corporation, PRESQUE ISLE DOWNS, INC., a Pennsylvania corporation, and RACING ACQUISITION, INC., an Ohio corporation (collectively referred to herein as the "Original Borrowers"), the Lenders therein named (each, together with any entity which hereafter becomes a Lender under the Credit Agreement, being individually referred to herein as a "Lender" and collectively referred to herein as the "Lenders"), the Swingline Lender therein named (together with its successors and assigns, referred to herein as the "Swingline Lender"), the L/C Issuer named therein (together with its successors and assigns, referred to herein as the "L/C Issuer"), and Wells Fargo Bank, National Association, as administrative and collateral agent for the Lenders, the Swingline Lender and the L/C Issuer (referred to herein, in such capacity, together with its successors and assigns, as the "Agent Bank" and, together with the Lenders, the Swingline Lender and the L/C Issuer, collectively referred to herein as the "Banks"), as said Original Credit Agreement has been amended by that certain First Amendment to Amended and Restated Credit Agreement, dated June 18, 2003 executed by Original Borrowers and the Banks, and as said Original Credit Agreement may be further renewed, extended, amended, restated, replaced, substituted or otherwise modified from time to time (collectively, the "Credit Agreement"); excluding, however, any obligation which any of the Borrowers may have thereunder to perform any obligations under the Environmental Certificate. All references herein to the "Borrowers" shall be to the Original Borrowers, Mortgagor and any other person or entity which hereafter becomes a Borrower under the Credit Agreement. Pursuant to the Assumption Agreement, Mortgagor has assumed, on a joint and several basis with the Original Borrowers, all obligations of the borrowers under the Credit Agreement (among other obligations).

        I. Performance and payment of every obligation, warranty, representation, covenant, agreement and promise of Borrowers, or any of them, contained in, or established by, any of the Loan Documents (other than the Environmental Certificate).

        J. Payment of any and all amounts advanced by Mortgagee with respect to the Property for the payment of taxes, assessments, insurance premiums or costs incurred for the protection of the Property, as contemplated by Section 5301.23 3 of the Ohio Revised Code, together with interest at the Default Rate (as defined by the Credit Agreement).

        The foregoing are collectively referred to herein as the "Secured Obligations." The Secured Obligations include, without limitation, the obligation to repay advances under the Credit Facility, together with accrued interest thereon, which advances may include, without limitation: (i) future advances which are made subsequent to the date when this Mortgage is recorded in the Official Records of Franklin County, Ohio; and (ii) revolving credit advances which are made after the credit amount being advanced has previously been borrowed or reborrowed and thereafter repaid; all including, without limitation, advances which are made when the principal balance of the Secured Obligations is zero ($0.00). All such advances shall be secured to the same extent, and with the same priority, as if they were each made on the date hereof. Interest accrues, as part of the Secured Obligations, at interest rates which may vary from time to time.    All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Secured Obligations and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. Mortgagor expressly understands and agrees that this Mortgage secures future advances or extensions of credit with interest thereon that the Mortgagee shall make to Mortgagor from time to time. All advances, whether made at the time of recording hereof or to be made in the future, are secured by this Mortgage as if made on the date of recording hereof. However, the aggregate maximum principal amount of the indebtedness secured hereunder at any one time outstanding shall not exceed the sum of Fifty Million Dollars ($50,000,000.00).

AND THIS INDENTURE FURTHER WITNESSETH:

        1.    Certain Representations and Warranties of Mortgagor.    Mortgagor represents, warrants and covenants that:

          (a)   This Mortgage creates a mortgage lien and/or, to the extent applicable, a security interest on the Property, which lien and/or security interest shall, at all times, have the lien priority which is required by Section 5.29 of the Credit Agreement; and

          (b)   Neither Mortgagor, nor any Affiliate of Mortgagor (as defined in the Credit Agreement), has any interest in any real property, not encumbered hereby, which is utilized in any material manner in connection with the use and/or operation of said Real Property or which is necessary and required for the use and operation of said Real Property.

        2.    Payment of Secured Obligations.    Mortgagor shall pay, or cause to be paid, when due: (i) the principal of, and interest on, the indebtedness evidenced by the Notes; (ii) all charges, fees and other sums as provided in the Loan Documents (as defined in the Credit Agreement) including, without limitation, all reasonable costs, fees and expenses of this Mortgage incurred by Mortgagee in connection with any default hereunder or under the Credit Agreement; (iii) the principal of, and interest on, any future advances secured by this Mortgage; and (iv) the principal of, and interest on, any other indebtedness secured by this Mortgage.

        3.    Compliance with Laws.    Mortgagor shall comply in all material respects with all applicable material existing and future laws, rules, regulations, orders, ordinances and requirements of all Governmental Authorities (as defined in the Credit Agreement), and with all recorded covenants and restrictions affecting the Real Property.

        4.    Maintenance of Property.    Except to the extent that any of the following would be prohibited under, or would constitute a violation of, the terms and conditions of the Credit Agreement, Mortgagor agrees: (a) to properly care for and keep said Property in good condition and repair; (b) not to remove, demolish or substantially alter any material building on the Real Property, except upon the prior written consent of Mortgagee; (c) to complete promptly and in a good and workmanlike manner any building or other improvement which may be constructed thereon, and to pay when due all claims for labor performed and materials furnished therefor (subject to Mortgagor's right to contest the validity or amount of mechanic's and/or materialman's liens in accordance with Section 5.03 of the Credit Agreement); (d) not to commit or permit any waste or deterioration of the Property (ordinary wear and tear, casualty and condemnation excepted); (e) not to commit, suffer or permit any act to be done, or condition to exist, in or upon said Property in material violation of any law, covenant, condition or restriction now, or hereafter, affecting said Property (including any which require alteration or improvement thereof); (f) to keep and maintain all grounds, sidewalks, roads, parking and landscaped areas situate on the Property in good and neat order and repair; (g) not to drill or extract or enter into any lease for the drilling for or extraction of oil, gas or other hydrocarbon substances or any mineral of any kind or character on or from the Property or any part thereof; (h) not to apply for, willingly suffer or permit any subdivision, change in zoning, change in land use regulation, or inclusion within a general improvement district or similar assessment mechanism, with regard to any portion of the Real Property without the prior written consent of Mortgagee; and (i) except as otherwise permitted in the Credit Agreement, to do all other acts, in a timely and proper manner, which, from the character or use of the Property, may be reasonably necessary to maintain and preserve its value, the specific enumerations herein not excluding the general.

        5.    Insurance.    During the continuance of this Mortgage, Mortgagor shall obtain, or cause to be obtained, and shall maintain or cause to be maintained, at all times throughout the terms of the Credit Facility, at its own cost and expense, and shall deposit with Mortgagee, Certificates of Insurance, and/or such other documentation, all in a form and substance, and at such times, as is required under Section 5.09 of the Credit Agreement. All monies received from "All Risk" insurance policies (including flood and earthquake policies) covering any of the Property shall be paid directly to Mortgagee and: (i) retained by Mortgagee; or (ii) released to Mortgagor by Mortgagee; all in accordance with Section 8.02 of the Credit Agreement. Nothing in this Mortgage shall be deemed to excuse Mortgagor from restoring, repairing and maintaining the Property, as herein provided, regardless of whether or not insurance proceeds are available for restoration, whether or not any such proceeds are sufficient in amount, or whether or not the Property can be restored to the same condition and character as existed prior to such damage or destruction.

        6.    Taxes and Assessments.    Mortgagor shall pay all taxes, assessments and other governmental charges or levies affecting said Property, or any part thereof, in the manner required by the Credit Agreement except such taxes, assessments and other governmental levies as are being contested in good faith in the manner provided by Section 4.07 or Section 5.10 of the Credit Agreement.

        7.    Lien Claims.    If any mechanic's lien or materialman's lien shall be recorded, filed or suffered to exist against the Property or any interest therein by reason of any work, labor, services or materials supplied, furnished or claimed to have been supplied and furnished in connection with any work of improvement upon the Property, said lien or claim shall be paid, released or otherwise discharged of record to the extent required by, and in accordance with, Section 5.03 of the Credit Agreement. Notwithstanding the provisions of said Section 5.03:

          (a)   Mortgagee shall be and hereby is authorized and empowered to do, as mortgagee, all things provided to be done in the mechanics' lien law of the State of Ohio (including Section 1311.14 of the Ohio Revised Code), and all acts amendatory or supplementary thereto; and

          (b)   Mortgagor shall file an appropriate Notice of Commencement pursuant to Section 1311.04 of the Ohio Revised Code in the office of the county recorder in the county where the Premises is located after the recording of this Mortgage and prior to the commencement of any construction, demolition or renovation activities on or to the Premises. If Mortgagor fails to file a Notice of Commencement in connection with any construction, renovation or demolition activities on or to the Premises, Mortgagee may do so, and all costs and expenses incurred by Mortgagee in making such filing, including but not limited to costs and expenses incurred in obtaining the information required to make such filing and the costs of preparing and recording the Notice of Commencement, shall be immediately due and payable by Mortgagor to Mortgagee and, until paid, shall be additional indebtedness of Mortgagor to Mortgagee secured by this Mortgage and on which interest shall accrue at the Default Rate expressed in the Credit Agreement. Mortgagor acknowledges and agrees that Mortgagee is not, and shall not be deemed to be, an agent of Mortgagor in connection with any construction, demolition or renovation activities undertaken by Mortgagor. Mortgagor indemnifies and shall defend and hold harmless Mortgagee from and against any claims against Mortgagee relating to any construction, demolition or renovation activities undertaken by Mortgagor.

        8.    Easements.    If an easement or other incorporeal right (collectively, an "Easement") constitutes any portion of the Real Property, Mortgagor shall not amend, change, terminate or modify such Easement, or any right thereto or interest therein, without the prior written consent of Mortgagee, which consent may be withheld in Mortgagee's sole discretion, and any such amendment, change, termination or modification without such prior written consent shall be deemed void and of no force or effect. Mortgagor agrees to perform all obligations and agreements with respect to said Easement and shall not take any action or omit to take any action, which would effect or permit the termination thereof. Upon receipt of notice, or otherwise becoming aware, of any default or purported default under any Easement, by any party thereto, Mortgagor shall promptly notify Mortgagee in writing of such default or purported default and shall deliver to Mortgagee copies of all notices, demands, complaints or other communications received or given by Mortgagor with respect to any such default or purported default.

        9.    Assignment of Rents.

          (a)   Mortgagor hereby presently, absolutely and unconditionally assigns to Mortgagee, which assignment shall be effective without Mortgagee having to first take possession of the Property, all of Mortgagor's interests in any and all present and future Occupancy Agreements and Rents, reserving unto Mortgagor the right, prior to the occurrence of any Event of Default (as defined in the Credit Agreement), to collect and retain the Rents as they may become due and payable. Upon the occurrence of any Event of Default as defined in the Credit Agreement, such license reserved to Mortgagor shall be immediately revoked without further demand or notice, and any Rents, including those past due, unpaid or undetermined, may be collected by Mortgagee or its agent. In addition to any other actions which may be taken by Mortgagee to collect the Rents in accordance herewith, Mortgagee may, at any time, by a receiver to be appointed by a court of competent jurisdiction in accordance with subsection 19(b) below, enter upon and take possession of said Property, or any part thereof, and exercise such rights and remedies as are provided by subsections 19(b) and 19(c) below including, without limitation, suing for or otherwise collecting the Rents (including those past due or unpaid). All Rents collected hereunder, less costs and expenses of operation and collection (including reasonable attorneys' fees), shall be applied towards satisfaction of the Secured Obligations, in such order as is required under the Credit Agreement. The collection of such Rents, and the application thereof as aforesaid, shall not cure or constitute a waiver of any default or notice of default hereunder or invalidate any act done pursuant to such notice. Mortgagor and Mortgagee intend that this assignment shall be a present, absolute and unconditional assignment, not an assignment for additional security only, and shall, immediately upon the execution hereof, subject to the license granted above, give Mortgagee, and its agent, the right to collect the Rents and to apply them as aforesaid. Nothing contained herein, nor any collection of Rents by Mortgagee, or its agent or a receiver, shall be construed to make Mortgagee: (i) a "Mortgagee-in-Possession" of the Property so long as Mortgagee has not itself entered into actual possession of the Property; (ii) responsible for performing any of the obligations of the lessor under any Occupancy Agreement; (iii) responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or (iv) liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it (provided that this clause (iv) shall not act to relieve Mortgagee from liability resulting from the gross negligence or willful misconduct of Mortgagee).

          (b)   Mortgagor hereby represents that there are no assignments or pledges of any leases of, or rentals or income from, said Property now in effect and covenants that, until Credit Facility Termination (as defined in the Credit Agreement), it will not make any such assignment or pledge to anyone other than Mortgagee.

        10.    Performance by Mortgagee.    Should Mortgagor fail to make any payment or perform any act which it is obligated to make or perform hereunder or under the Credit Agreement, then Mortgagee, without giving notice to Mortgagor, or any successor in interest of Mortgagor, and without releasing Mortgagor from any obligation hereunder, may make such payment or perform such act and incur any liability, or expend whatever amounts, in its discretion, it may deem necessary therefor. All sums incurred or expended by Mortgagee, under the terms of this Section, shall become due and payable by Mortgagor to the Mortgagee, on the next interest or installment payment date under any of the promissory notes secured hereby and shall bear interest until paid at an annual percentage rate equal to the Default Rate expressed in the Credit Agreement. In no event shall such payment or performance of any such act by Mortgagee be construed as a waiver of the default occasioned by Mortgagor's failure to make such payment(s) or perform such act(s).

        11.    Actions Affecting Property.    Mortgagor promises and agrees that if, during the existence of this Mortgage, there shall be commenced or pending any suit or action affecting said Property, or any part thereof, or the title thereto, or if any adverse claim for or against said Property, or any part thereof, be made or asserted, it will appear in and defend any such matter purporting to affect the security of this Mortgage and will pay all costs and damages arising because of such action.

        12.    Eminent Domain.    Any award of damages in connection with any condemnation or similar actions in regard to said Property, or any part thereof, shall be paid directly to Mortgagee and shall be: (i) retained by Mortgagee; or (ii) released to Mortgagor by Mortgagee; all in accordance with Section 8.02 of the Credit Agreement.

        13.    Subrogation.    To the extent that any sums advanced by Mortgagee are used to pay any outstanding lien, charge or prior encumbrance against the Property, such sums shall be deemed to have been advanced by Mortgagee at the request of Mortgagor and Mortgagee shall be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, regardless of whether said liens, charges or encumbrances are released.

        14.    Due on Sale.    If Mortgagor shall be voluntarily, or involuntarily, divested of title or possession of any Property, by merger or otherwise, or shall lease, sell, convey, further encumber or in any other manner voluntarily or involuntarily alienate any of its interest in any of the Property, or shall enter into an agreement to do any of the foregoing, other than as permitted in the Credit Agreement, any indebtedness or obligation secured hereby, irrespective of the maturity dates expressed in any notes evidencing the same, shall at the option of Mortgagee, and upon the giving of any notice which may be required under the Credit Agreement, immediately become due and payable.

        15.    Partial or Late Payment.    By accepting payment of any sum secured hereby after its due date, Mortgagee does not waive its right either to require prompt payment, when due, of all other sums so secured or to declare default, as herein provided, for failure to so pay.

        16.    Releases, Extensions, Modifications and Additional Security.    From time to time, Mortgagee may perform any of the following acts without incurring any liability or giving notice to any person:

          (a)   Release any person liable for payment of any Secured Obligation;

          (b)   Extend the time for payment, or otherwise alter the terms of payment, of any Secured Obligation;

          (c)   Accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security;

          (d)   Alter, substitute or release any property securing the Secured Obligations;

          (e)   Consent to the making of any plat or map of the Property or any part of it;

          (f)    Join in granting any easement or creating any restriction affecting the Property;

          (g)   Join in any subordination or other agreement affecting this Mortgage or the lien of it; or

          (h)   Release the Property or any part of it.

        17.    Release.    Upon payment in full of the Secured Obligations and all other then accrued indebtedness, performance in full of all obligations hereunder, and occurrence of Credit Facility Termination, as defined in the Credit Agreement, Mortgagee, at Mortgagor's expense, shall release the liens and security interests created by this Mortgage.

        18.    Right of Mortgagee to Appear.    If, during the continuance of this Mortgage, there be commenced or pending any suit or action affecting the Property, or any part thereof, or the title thereto, or if any adverse claim for or against the Property, or any part thereof, be made or asserted (unless such suit, action or claim is being contested in good faith by Mortgagor and Mortgagor shall have established and maintained adequate reserves in accordance with generally accepted accounting principles for the full payment and satisfaction of such suit or action if determined adversely to Mortgagor), Mortgagee may appear or intervene in the suit or action and retain counsel therein and defend same, or otherwise take such action therein as they may be advised, and may settle or compromise same or the adverse claim; and in that behalf and for any of the purposes may pay and expend such sums of money as Mortgagee may deem to be necessary and Mortgagor shall reimburse Mortgagee for such sums expended, together with accrued interest thereon, at the Default Rate which is defined in the Credit Agreement.

        19.    Remedies.    Upon, and at any time subsequent to, the occurrence of an Event of Default, as defined in the Credit Agreement, Mortgagee will be entitled to invoke any and all of the following rights and remedies, all of which will be cumulative, it being provided that exercise of any one or more of such rights and remedies shall not constitute an election of remedies:

          (a)   With respect to any Event of Default as defined in Section 7.01 of the Credit Agreement (other than Events of Default as defined in subsections 7.01(g), (h) or (i) of the Credit Agreement), all sums secured hereby shall, at the option of Mortgagee, and upon the giving of notice required by the Credit Agreement, if any, become immediately due and payable. With respect to any Event of Default as defined in any of subsections 7.01(g), (h) or (i) of the Credit Agreement, all sums secured hereby shall automatically become due and payable without notice and without any action on the part of Mortgagee.

          (b)   Mortgagee may apply to any court of competent jurisdiction, by ex parte application or otherwise, for, and obtain appointment of, a receiver for the Property or any part thereof, without notice to Mortgagor or anyone claiming under Mortgagor, as a matter of absolute right, and without regard to the then value of the Property, the adequacy of any security for the obligations secured hereby or the solvency of any person or entity liable therefor, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers of receivers in like or similar cases and all the powers of Mortgagee in case of entry as provided by subsection (c) below and as provided in the Credit Agreement and shall continue as such and exercise all such powers until the termination of such receivership with the consent of Mortgagee or pursuant to an order of a court of competent jurisdiction. All expenses incurred by the receiver or his agents, including obligations to repay funds borrowed by the receiver, shall constitute a part of the obligations secured hereby. Any revenues collected by the receiver shall be applied first to the expenses of the receivership, including attorneys' fees incurred by the receiver and by Mortgagee, together with interest thereon at the Default Rate (as defined the Credit Agreement) from the date incurred until repaid, and the balance shall be applied toward the obligations secured hereby or in such other manner as the court may direct. Mortgagee may also request, in connection with any foreclosure proceeding hereunder, that the Ohio State Racing Commission, to the extent permissible by law, petition the applicable court of competent jurisdiction for appointment of a supervisor to conduct the normal racetrack and related activities on the Property following such foreclosure proceeding.

          (c)   Mortgagee, in person, by agent or by court appointed receiver, under subsection (b) above, may enter, take possession of, manage and operate all or any part of the Property, subject to applicable laws, and may also do any and all other things in connection with those actions that Mortgagee may, in its sole discretion, consider necessary and appropriate to protect the security of this Mortgage; all with or without process of law, and without liability to Mortgagor or to any other owner or owners of the Property. Such other things may include, among other things, any of the following: taking and possessing all of Mortgagor's or the then owner's books and records with respect to the Property; obtaining and evicting tenants in accordance with any applicable leases; fixing or modifying rents in accordance with any applicable leases; collecting and receiving any payment of money owing to Mortgagor with respect to the Property; completing construction; and contracting for and making repairs and alterations. If Mortgagee so requests, Mortgagor shall assemble all of the Property that has been removed from the Real Property in violation of any of the Loan Documents (as defined in the Credit Agreement) and make all of it available to Mortgagee at the site of the Real Property. Mortgagor hereby irrevocably constitutes and appoints Mortgagee (or, if applicable, Mortgagee's receiver) as Mortgagor's attorney-in-fact to perform such acts and execute such documents as Mortgagee in its sole discretion may consider to be appropriate in connection with taking these measures. All expenses incurred by Mortgagee or its agents under this subsection 19(c) shall constitute a part of the obligations secured hereby. Any revenues collected by Mortgagee shall be applied first to the expenses so incurred (including attorneys' fees) together with interest thereon at the Default Rate (as defined the Credit

  Agreement) from the date incurred until repaid, and the balance shall be applied toward the obligations secured hereby or in such other manner as the court may direct. Regardless of any provision of this Mortgage, or the Credit Agreement, Mortgagee shall not be considered to have accepted any personal property (other than cash or immediately available funds which have been actually, and indefeasibly, delivered to Mortgagee and are not held in the hands of a receiver or other third party) in satisfaction of any obligation of Mortgagor to Mortgagee, unless Mortgagee has given express written notice of Mortgagee's election of that remedy in accordance with the Commercial Code. Any person, or persons in possession of all or any part of the Property upon exercise of any remedies under this subsection 19(c) shall be deemed a tenant at will and shall at once surrender such possession on demand of Mortgagee, a receiver, or the agent of either of them.

          (d)   Mortgagee may cure any breach or default of Mortgagor, and if it chooses to do so in connection with any such cure, Mortgagee may also enter the Property and/or do any and all other things which it may in its sole discretion consider necessary and appropriate to protect the security of this Mortgage, including, without limitation, completing any improvements then under construction at the Property (to the extent that Mortgagor's failure to properly complete any such construction may constitute an Event of Default). Such other things may include: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Mortgagee under, this Mortgage; paying, purchasing, contesting or compromising any encumbrance, charge, lien or claim of lien which in Mortgagee's sole judgment is or may be senior in priority to this Mortgage, such judgment of Mortgagee to be conclusive as among the parties to this Mortgage; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under the Credit Agreement; otherwise caring for and protecting any and all of the Property; and/or employing counsel, accountants, contractors and other appropriate persons to assist Mortgagee. Mortgagee may take any of the actions permitted under this subsection 19(d) either with or without giving notice to any person. Any amounts expended by Mortgagee under this subsection 19(d) shall be secured by this Mortgage.

          (e)   Mortgagee shall have the right, in one or several concurrent or consecutive proceedings, to foreclose the lien hereof upon the Property or any part thereof, for the Secured Obligations, or any part thereof, by any proceedings appropriate under applicable law. Mortgagee or its nominee may bid and become the purchaser of all or any part of the Property at any foreclosure or other sale hereunder, and the amount of Mortgagee's successful bid shall be credited on the Secured Obligations. Without limiting the foregoing, Mortgagee may proceed by a suit or suits in law or equity, whether for specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure under the judgment or decree of any court of competent jurisdiction.

          (f)    The rights and remedies of Mortgagee upon the occurrence of one or more Events of Default as defined in the Credit Agreement (whether such rights and remedies are conferred by statute, by rule of law, by this Mortgage, by any Loan Document, as defined in the Credit Agreement, or otherwise) may be exercised by Mortgagee, in the sole discretion of Mortgagee, either alternatively, concurrently, or consecutively in any order. The exercise by Mortgagee at the express direction of Mortgagee, of any one or more of such rights and remedies shall not be construed to be an election of remedies nor a waiver of any other rights and remedies Mortgagee might have unless, and limited to the extent that, Mortgagee shall so elect or so waive by an instrument in writing delivered to Mortgagor. Without limiting the generality of the foregoing, to the extent that this Mortgage covers both Real Property and Personal Property, Mortgagee may, in the sole discretion of Mortgagee, either alternatively, concurrently, or consecutively in any order:

            (i)    proceed as to both the Real Property and Personal Property in accordance with Mortgagee's rights and remedies in respect of the Real Property; or

            (ii)   proceed as to the Real Property in accordance with Mortgagee's rights and remedies in respect of the Real Property and proceed as to the Personal Property in accordance with Mortgagee's rights and remedies in respect of the Personal Property.

  If Mortgagee should elect to proceed as to both the Real Property and Personal Property collateral in accordance with Mortgagee's rights and remedies in respect to the Real Property:

            (i)    all, or any portion of, the Real Property and all, or any portion of, the Personal Property may be sold, in the manner and at the time(s) and place(s) provided in this Mortgage, in one lot, or in separate lots consisting of any combination or combinations of Real Property and Personal Property, as the Mortgagee may elect, in the sole discretion of Mortgagee.

            (ii)   Mortgagor acknowledges and agrees that a disposition of the Personal Property collateral in accordance with Mortgagee's rights and remedies in respect of Real Property, as hereinabove provided, is a commercially reasonable disposition of said collateral.

  If Mortgagee should elect to proceed as to the Personal Property collateral in accordance with Mortgagee's rights and remedies with respect to personal property, Mortgagee shall have all the rights and remedies conferred on a Mortgagee by the Uniform Commercial Code-Secured Transactions (NRS 104.9101 et seq.; as amended and recodified from time to time).

          (g)   Every right, power and remedy granted to Mortgagee in this Mortgage shall be cumulative and not exclusive, and in addition to all rights, powers and remedies granted at law or in equity or by statute, and each such right, power and remedy may be exercised from time to time and as often and in such order as may be deemed expedient by Mortgagee, and the exercise of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the time or thereafter, any other right, power or remedy.

        20.    Conduct of Foreclosure Sale.

          (a)   If the Property consists of more than one lot, parcel or item of property, Mortgagee may:

            (i)    Designate the order in which the lots, parcels and/or items shall be sold or disposed of or offered for sale or disposition; and

            (ii)   Elect to dispose of the lots, parcels and/or items through a single consolidated sale or disposition to be held or made under or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner Mortgagee may deem to be in its best interests (any such sale or disposition, a "Foreclosure Sale" and any two or more, "Foreclosure Sales").

  If Mortgagee chooses to have more than one Foreclosure Sale, Mortgagee at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as Mortgagee may deem to be in its best interests. No Foreclosure Sale shall terminate or affect the liens of this Mortgage on any part of the Property which has not been sold, until all of the Secured Obligations have been paid in full.

          (b)   At any Foreclosure Sale, any person, including Mortgagor or Mortgagee, may bid for and acquire the Property or any part of it to the extent permitted by then applicable law. Instead of paying cash for such property, Mortgagee may settle for the purchase price by crediting the sales price of the property against the following obligations:

            (i)    First, the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Mortgagor is obligated to pay or reimburse Mortgagee under this Mortgage; and

            (ii)   Second, all other Secured Obligations in any order and proportions as Mortgagee in its sole discretion may choose.

          (c)   Mortgagee shall apply the proceeds of any Foreclosure Sale in the manner set forth by Section 7.03 of the Credit Agreement.

        21.    Binding Nature.    This Mortgage applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors, and assigns. It is expressly agreed that the Trust created hereby is irrevocable by Mortgagor. If there is more than one Mortgagor hereunder, the obligations of said Mortgagors hereunder shall be joint and several.

        22.    Powers of Mortgagee.

          (a)   If Mortgagee performs any act which it is empowered or authorized to perform under this Mortgage, including any act permitted by Section 16 or Section 19 of this Mortgage, that act alone shall not release or change the personal liability of any person for the payment and performance of the Secured Obligations then outstanding, or the lien of this Mortgage on all or the remainder of the Property for full payment and performance of all outstanding Secured Obligations. The liability of the original Mortgagor shall not be released or changed if Mortgagee grants any successor in interest to Mortgagor any extension of time for payment, or modification of the terms of payment, of any Secured Obligation. Mortgagee shall not be required to comply with any demand by the original Mortgagor that Mortgagee refuse to grant such an extension or modification to, or commence proceedings against, any such successor in interest.

          (b)   From time to time, Mortgagee may apply to any coin of competent jurisdiction for aid and direction in executing and enforcing the rights and remedies created under this Mortgage. Mortgagee may from time to time obtain orders or decrees directing, confirming or approving acts in executing and enforcing these rights and remedies.

        23.    Waiver of Statutory Rights.    To the extent permitted by law, Mortgagor hereby agrees that it shall not and will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so-called "Moratorium Laws," now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, but hereby waives the benefit of such laws. Mortgagor for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Property marshaled upon any foreclosure of the lien hereof, or to otherwise direct the order in which any of the Property shall be sold at foreclosure, and agrees that any court having jurisdiction to foreclose such lien may order the Property sold as an entirety. Mortgagor hereby waives any and all rights of redemption from sale under any judgment of foreclosure of this Mortgage on behalf of Mortgagor and on behalf of each and every person acquiring any interest in or title to the Property of any nature whatsoever, subsequent to the date of this Mortgage. The foregoing waiver of right of redemption is made pursuant to the provisions of applicable law.

        24.    Attorney-in-Fact.    Upon the occurrence of an Event of Default as defined in Section 7.01 of the Credit Agreement, Mortgagor shall be deemed to have appointed and does hereby appoint Mortgagee the attorney-in-fact of Mortgagor to: (i) prepare, sign, file and/or record one or more financing statements, any documents of title or registration, or any similar papers; and (ii) take any other action(s) deemed necessary, useful or desirable by Mortgagee to perfect and preserve the lien and/or security interest of this Mortgage against the rights or interests of third persons.

        25.    Environmental Indemnity.

          (a)   Mortgagor agrees to indemnify, protect, defend and save harmless Mortgagee and each of the Banks, as well as their respective, trustees, officers, employees, agents, attorneys and shareholders (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") from and against any and all losses, damages, expenses or liabilities, of any kind or nature from any investigations, suits, claims or demands, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from or in any way connected with: (a) the presence in, on or under the Property of any Hazardous Materials, referred to below, or any releases or discharges of any Hazardous Materials on, under or from the Property; (b) any violation of Hazardous Materials Laws, as also referred to below; or (c) any activity carried on or undertaken on or off the Property, whether prior to or during the term of the Credit Facility, and whether by Mortgagor or any predecessor in title or any employees, agents, contractors or subcontractors of Mortgagor or any predecessor in title, or any third persons at any time occupying or present on the Property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on or under the Property. The foregoing indemnity shall further apply to any residual contamination on or under the Property, or affecting any natural resources, and to any contamination of any property or natural resources, arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances. It is provided, however, that Mortgagor shall not be obligated to indemnify, protect, defend or save harmless an Indemnified Party if, and to the extent that, any such loss, damage, expense or liability was caused by: (i) the gross negligence or intentional misconduct of such Indemnified Party; or (ii) the breach of this Mortgage, the Credit Agreement or any other Loan Document by such Indemnified Party or the breach of any laws, rules or regulations by such Indemnified Party (other than those breaches arising from Mortgagor's default). Mortgagor hereby acknowledges and agrees that, notwithstanding any other provision of this Mortgage or any of the other Loan Documents to the contrary, the obligations of Mortgagor under this Section 25 shall be unlimited personal obligations of Mortgagor and shall survive any foreclosure under this Mortgage, any transfer in lieu thereof, any reconveyance of this Mortgage and any satisfaction of the obligations which are secured hereby. Mortgagor acknowledges that Mortgagee's appraisal of the Property is such that Mortgagee would not extend the Credit Facility but for the personal liability undertaken by Mortgagor for the obligations under this Section 25. Mortgagor and Mortgagee agree that any obligations of Mortgagor under this Section 25 which may also be obligations of Mortgagor under the Environmental Certificate (which is referred to below) shall be deemed to arise solely under this Section 25 and not under the Environmental Certificate. The obligations of Mortgagor under this Section 25 are separate from and in addition to the obligations to pay the indebtedness evidenced by the Notes, the obligations under the Credit Agreement and the other obligations secured by, or imposed under, this Mortgage. The liability of Mortgagor under this Section 25 shall not be limited to or measured by the amount of the indebtedness secured hereby or the value of the Property. Mortgagor shall be fully and personally liable for all obligations of Mortgagor under this Section 25 and a separate action may be brought and prosecuted against Mortgagor under this Section 25. Mortgagor waives the right to assert any statute of limitations as a bar to the enforcement of this Section 25 or to any action brought to enforce this Section 25. This Section 25 shall not affect, impair or waive any rights or remedies of Mortgagee or any obligations of Mortgagor with respect to Hazardous Materials created or imposed by Hazardous Materials Laws (including Mortgagee's rights of reimbursement or contribution under Hazardous Materials Laws). The remedies under this Section 25 are cumulative and in addition to all remedies provided by law.

          (b)   In case any action shall be brought against any Indemnified Party based upon any of the above and in respect to which indemnity may be sought against Mortgagor, Mortgagee shall promptly notify Mortgagor in writing, and Mortgagor shall assume the defense thereof, including the employment of counsel selected by Mortgagor and reasonably satisfactory to the Indemnified Party, the payment of all costs and expenses and the right to negotiate and consent to settlement upon the consent of the Indemnified Party. Upon reasonable determination made by an Indemnified Party that such counsel would have a conflict representing such Indemnified Party and

  Mortgagor, the applicable Indemnified Party shall have the right to employ, at the expense of Mortgagor, separate counsel in any such action and to participate in the defense thereof. Mortgagor shall not be liable for any settlement of any such action effected without its consent, but if settled with Mortgagor's consent, or if there be a final judgment for the claimant in any such action, Mortgagor agrees to indemnify, defend and save harmless such Indemnified Parties from and against any loss or liability by reason of such settlement or judgment.

          (c)   As used herein, the term "Hazardous Materials Laws" shall mean any and all state, federal and local statutes, regulations, ordinances, plans, policies or decrees and the like relating to: (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the release or threatened release of Hazardous Materials; (ii) the generation, use, storage, transportation, disposal or release of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene; in any manner applicable to Mortgagor or to any of the Property; all including, without limitation, the Federal Water Pollution Control Act (33 U.S.C. Section 1251, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), the Superfund Amendments and Reauthorization Act of 1986 (Pub.L. No. 99-499), the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C.§ 1801, et seq.), the Clean Air Act (42 U.S.C. § 7401, et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651, et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001, et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), the Surface Mining Control and Reclamation Act of 1977, the Uniform Fire Code (1988 Edition), the United States Environmental Protection Agency's rules concerning underground storage tanks, and any and all federal or state rules promulgated from time to time under the above, and any other environmental laws administered by the Environmental Protection Agency or similar laws and regulations of the State of Ohio or any other governmental organization or agency having jurisdiction over any of the Property; all as recodified, amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

          (d)   As used herein, the term "Hazardous Material" or "Hazardous Materials" shall mean (a) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproduction toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Hazardous Materials Laws or publications promulgated pursuant thereto; (b) any petroleum, including crude oil and any fraction thereof, petroleum derived substances, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, any flammable substances or explosives, any radioactive materials; (c) asbestos in any regulated form, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (d) any pesticides; and (e) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under any Hazardous Material Law or which could reasonably be expected to pose a hazard to the health and safety of the owners, occupants, or any persons in the vicinity of, the Real Property.

          (e)   Notwithstanding anything in this Section 25 to the contrary, the indemnity provided herein shall not extend to any Environmental Event (as defined below) which occurs subsequent to the Title Divestment Date (as also defined below). As used herein "Environmental Event" shall mean an occurrence of any of the following: (i) a release of Hazardous Materials onto, under or from the Real Property; or (ii) any activity undertaken at the Real Property in violation of any Hazardous Materials Law. As used herein "Title Divestment Date" shall mean the date when: (i) a consummated foreclosure has occurred (or a deed in lieu of such foreclosure has been recorded) under this Mortgage which indefeasibly divests Mortgagor of any interest which it may have in the Real Property; and (ii) Mortgagor has indefeasibly delivered possession and control of the Real Property to the person or entity in which the Real Property title has vested. For the purposes of this Section 25, all Environmental Events shall be rebuttably presumed to have occurred prior to the Title Divestment Date, which presumption may only be rebutted by clear and convincing evidence.

        26.    Governing Law.    This Mortgage shall, in all respects, be governed by and construed in accordance with the internal laws of the State of Nevada without regard to principles of conflicts of law; provided, however, that with respect to the perfection and enforcement of the liens and interests granted herein and the foreclosure and receivership remedies herein, this Mortgage shall be governed by the laws of the State of Ohio. To the extent that this Mortgage is governed and construed in accordance with the laws of the State of Nevada, all references herein to the "Commercial Code" shall be to the Uniform Commercial Code as enacted in the State of Nevada. To the extent that this Mortgage is governed in accordance with the laws of the State of Ohio, all references herein to the "Commercial Code" shall be to the Uniform Commercial Code as enacted in the State of Ohio.

        27.    [Intentionally omitted]

        28.    Uniform Commercial Code.

          (a)    Fixture Filing.    Inasmuch as Mortgagor and Mortgagee intend that this Mortgage shall, among other things, constitute a fixture filing financing statement, the undersigned sets forth the following:

            (i)    The debtor is the Mortgagor, Scioto Downs, Inc., an Ohio corporation and its address is set forth in the preamble of this Mortgage.

            (ii)   The secured party is the Mortgagee, Wells Fargo Bank, National Association, Agent Bank and its address is set forth in the preamble of this Mortgage.

            (iii)  The real estate concerned is described in Exhibit A and the record owner thereof is the Mortgagor.

            (iv)  The collateral covered by the fixture filing financing statement is the Personal Property.

          (b)    Remedies in Respect of Personal Property.    Upon the occurrence and during the continuance of an Event of Default, as defined in the Credit Agreement:

            (i)    Mortgagee may exercise in respect of the Personal Property, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Mortgagee after default under Article 9 of the Commercial Code (whether or not Article 9 of the Commercial Code applies to the affected Personal Property). Mortgagee may also: (aa) require Mortgagor to, and Mortgagor hereby agrees that it will, at its expense and at the request of Mortgagee upon reasonable notice, assemble all or part of its Personal Property as directed by Mortgagee and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to both parties; and (bb) without notice except as specified below, sell the Personal Property or any part thereof in one or more parcels at public or private sale, at any of Mortgagee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Mortgagee may deem to be commercially reasonable. Mortgagor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' prior notice to Mortgagor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Mortgagee shall not be obligated to make any sale of Personal Property regardless of notice of sale having been given. Mortgagee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

            (ii)   Upon any sale of the Personal Property (whether public or private) by Mortgagee, Mortgagee shall have the right to deliver, assign and transfer to the purchaser thereof the Personal Property so sold. Each purchaser (including Mortgagee and the other Banks) at any such sale shall hold the Personal Property so sold free from any claim or right of whatever kind, including any equity or right of redemption of Mortgagor, and Mortgagor, to the extent permitted by law, hereby specifically waives all rights of redemption under the Commercial Code, and any right to a judicial or other stay or approval which it has or may have under any law now existing or hereafter adopted;

            (iii)  Mortgagee shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Mortgage and may proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon and sell the Personal Property or any part thereof pursuant to the judgment or decree of a court of competent jurisdiction;

            (iv)  To the extent permitted by law and without regard to the solvency or insolvency at the time of any Person then liable for the payment of any of the Secured Obligations or the then value of the Personal Property, and without requiring any bond from any party to such proceedings, be entitled to request the appointment of a special receiver or receivers (who may be Mortgagee or any other Bank) for the Personal Property or any part thereof and for the rents, issues, tolls, profits, royalties, revenues and other income therefrom, which receiver shall have such powers as the court making such appointment shall confer, and to request the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Personal Property be segregated, sequestered and impounded for the benefit of Mortgagee and the other Banks; and

            (v)   No remedy conferred upon or reserved to Mortgagee in this Mortgage is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law, in equity or by statute.

          (c)    Further Assurances.    Mortgagor agrees that, in addition to all other obligations of further assurance which Mortgagor may have hereunder, it shall file such financing statements, execute such amendments to this Mortgage, obtain such agreements and documents from third parties, and take such other actions as may be necessary or desirable under Revised Article 9, or that Mortgagee may reasonably request in accordance with Revised Article 9, in order to: (i) provide for perfection, preservation and protection of the security interests granted or intended to be granted hereunder; and (ii) enable Mortgagee to exercise and enforce its rights and remedies hereunder with respect to any Property.

        29.    Principal Place of Business.    Mortgagor's principal place of business is in Franklin County in the State of Ohio. Mortgagor does not do business under any trade name except as previously disclosed in writing to Mortgagee. Mortgagor will immediately notify Mortgagee in writing of any change in its place of business or the adoption or change of any trade name or fictitious business name by it, and will upon request of Mortgagee, execute any additional financing statements or other certificates necessary to reflect any such adoption or change in trade name or fictitious business name.

        30.    Credit Agreement.    This Mortgage has been executed pursuant to and is subject to the terms of the Credit Agreement executed concurrently, or substantially concurrent, herewith, and is one of the Loan Documents referred to therein. Mortgagor agrees to observe and perform all provisions contained in the Credit Agreement and in the other Loan Documents. Except as otherwise provided herein, any consent, notice or other communication which is required or permitted hereunder shall be in writing and shall be delivered in the matter which is set forth by Section 10.03 of the Credit Agreement. All capitalized words used herein and not otherwise defined herein shall have the respective meanings and be construed herein as provided by Section 1.01 of the Credit Agreement and shall be deemed to incorporate such words and terms as a part hereof in the same manner and with the same effect as if the same were fully set forth.

        31.    Environmental Certificate.    Concurrently, or substantially concurrent, herewith, Mortgagor executed an instrument entitled "Certificate and Indemnification Regarding Hazardous Substances" (which, together with all amendments, modifications, extensions, renewals or restatements thereof, is referred to herein as the "Environmental Certificate"). The obligations of Mortgagor under the Environmental Certificate are not secured by this Mortgage.

        32.    Notices.    All notices, reports, demands, requests and other communications authorized or required under this Mortgage to be given to Mortgagor or Mortgagee, shall be given in the manner and to the addresses specified in the Credit Agreement for the giving of notices.

        33.    Future Advances.    Mortgagor and Mortgagee intend that this Mortgage shall secure, among other things, the unpaid balance of advances made by the Lenders under the Credit Facility after this Mortgage is delivered to the office of the County Recorder of Franklin County, Ohio for record to the fullest extent and with the highest priority contemplated Section 5301.232 of the Ohio Revised Code. The maximum amount of all advances under the Credit Facility, in the aggregate and exclusive of interest accrued thereon and protective advances made as contemplated hereby, which may be outstanding at any one time, is Fifty Million Dollars ($50,000,000.00). This Mortgage shall be valid and have priority to the extent of the maximum amount secured hereby over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Property given priority by law. If and to the extent applicable, Mortgagor hereby waives any right it may have under Section 5301.232(c)of the Ohio Revised Code.

        34.    Mortgagee's Attorneys' Fees.    With respect to any agreement by Mortgagor in this Mortgage or in any other Loan Document to pay Mortgagee's attorneys' fees and disbursements incurred in connection with the Credit Facility, Mortgagor agrees that each Loan Document is a "contract of indebtedness" and that the attorneys' fees and disbursements referenced are those which are a reasonable amount, all as contemplated by Ohio Revised Code Section 1301.21, as such Section may hereafter be amended. Mortgagor further agrees that the indebtedness incurred in connection with the Credit Facility is not incurred for purposes that are primarily personal, family or household and confirms that the total amount owed on the contract of indebtedness exceeds One Hundred Thousand and No/100 Dollars ($100,000.00).

        IN WITNESS WHEREOF, Mortgagor has executed this instrument as of the day and year first above written.

MORTGAGOR:
SCIOTO DOWNS, INC., an Ohio corporation
By	/s/ EDSON R. ARNEAULT Edson R. Arneault, Vice President

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OPEN-END MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (SDI)
DESCRIPTION OF COLLATERAL
DESCRIPTION OF COLLATERAL
FOR THE PURPOSE OF SECURING